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                                                                     EXHIBIT 5.1

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                                December 23, 1999

Kana Communications, Inc.
740 Bay Road
Redwood City, California  94063

               Re: Kana Communications, Inc. - Registration Statement for Offering of an Aggregate of 101,965 Shares of Common Stock

Dear Ladies and Gentlemen:

               We have acted as counsel to Kana Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 101,965 shares of the Company's common stock (the "Shares") for issuance under the Business Evolution, Inc. 1999 Stock Plan and the NetDialog, Inc. 1997 Stock Plan (the "Plans"). The Plans, together with the outstanding options under those plans, have been assumed by the Company in connection with the Company's acquisition of Business Evolution, Inc. and NetDialog, Inc.

               This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

               We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection assumption of the Plans and the outstanding options thereunder. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of the stock option agreements for the outstanding options under the Plans assumed by the Company and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

               We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

               This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the assumed Plans or the Shares issuable under such plans.

                                            Very truly yours,

                                            /s/ BROBECK, PHLEGER & HARRISON LLP

                                            BROBECK, PHLEGER & HARRISON LLP